Exhibit 99.1

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Union Bankshares Company

We have audited the accompanying consolidated balance sheets of Union Bankshares Company and Subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Union Bankshares Company and Subsidiary as of and for the year ended December 31, 1994 were audited by other auditors whose report thereon dated January 20, 1995, included an explanatory paragraph that described the Company's change in its method of accounting for investments to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities at January 1, 1994, as discussed Notes 3 and 4 to the financial statements.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above represent fairly, in all material respects, the consolidated financial position of Union Bankshares Company and Subsidiary as of December 31, 1996 and 1995, and the consolidated results of their operations and their consolidated cash flows for the years then ended, in conformity with generally accepted accounting principles.

BERRY, DUNN, MCNEIL & PARKER

Portland, Maine
January 24, 1997





EXHIBIT 99.2

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Union Bankshares Company

We have audited the accompanying consolidated statements of income, changes in shareholders' equity and cash flow of Union Bankshares Company and Subsidiary for the year ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flow of Union Bankshares Company and Subsidiary for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in note 1, the Company changed its method of accounting for investments to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities at January 1, 1994.

Baker Newman & Noyes
Limited Liability Company

January 20, 1995